Exhibit 99.1

New Mountain Finance Corporation Announces Financial Results for the Quarter Ended March 31, 2019

Reports Net Investment Income of $0.35 per Weighted Average Share and Net Asset Value of $13.45 per Share

Declares Second Quarter 2019 Distribution of $0.34 per Share

NEW YORK--(BUSINESS WIRE)--May 6, 2019--New Mountain Finance Corporation (NYSE:NMFC) (the "Company", "we", "us" or "our") today announced its financial results for the quarter ended March 31, 2019 and reported first quarter net investment income of $0.35 per weighted average share. At March 31, 2019, net asset value (“NAV”) per share was $13.45, an increase of $0.23 per share from December 31, 2018. The Company also announced that its board of directors declared a second quarter distribution of $0.34 per share, which will be payable on June 28, 2019 to holders of record as of June 14, 2019.

Selected Financial Highlights
(in thousands, except per share data)	March 31, 2019
Investment Portfolio(1)	$2,545,813
Total Assets	$2,650,116
Total Statutory Debt(2)	$1,359,086
NAV	$1,083,279

NAV per Share	$13.45
Statutory Debt/Equity	1.25x

Investment Portfolio Composition	March 31, 2019	Percent of Total
First Lien	$1,276,616	50.2%
Second Lien(1)	748,670	29.4%
Subordinated	66,858	2.6%
Preferred Equity	119,926	4.7%
Investment Fund	182,400	7.2%
Common Equity and Other(3)	151,343	5.9%
Total	$2,545,813	100.0%
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(1)	Includes collateral for securities purchased under collateralized agreements to resell.
(2)	Excludes the Company’s United States (“U.S.”) Small Business Administration (“SBA”)-guaranteed debentures. Includes premium received on additional convertible notes issued in September 2016.
(3)	Includes investments held in New Mountain Net Lease Corporation.

We believe that the strength of the Company’s unique investment strategy – which focuses on middle market defensive growth companies that are well researched by New Mountain Capital, L.L.C. (“New Mountain”), a leading alternative investment firm, is underscored by continued stable credit performance. The Company has had only eight portfolio companies, representing approximately $125 million of the cost of all investments made since inception in October 2008, or approximately 1.9% of $6.7 billion, go on non-accrual.

Robert A. Hamwee, CEO, commented: "The first quarter represented another solid quarter of performance for NMFC. We originated $158 million of investments and once again had no new investments placed on non-accrual. Additionally, we are pleased to have maintained a steady portfolio yield while increasing book value."

“As managers and as significant stockholders personally, we are pleased with the completion of another successful quarter,” added Steven B. Klinsky, NMFC Chairman. “We believe New Mountain’s focus on acyclical “defensive growth” industries and on companies that we know well continues to be a successful strategy to preserve asset value.”

Portfolio and Investment Activity1

As of March 31, 2019, the Company’s NAV was approximately $1,083.3 million and its portfolio had a fair value of approximately $2,545.8 million in 98 portfolio companies, with a weighted average YTM at Cost2 of approximately 10.0%. For the three months ended March 31, 2019, the Company made approximately $158.0 million of originations and commitments3. The $158.0 million includes approximately $102.2 million of investments in six new portfolio companies and approximately $55.8 million of follow-on investments in eleven portfolio companies held as of December 31, 2018. For the three months ended March 31, 2019, the Company had cash repayments3 of approximately $5.9 million.

Consolidated Results of Operations

The Company’s total investment income for the three months ended March 31, 2019 and 2018 was approximately $64.2 million and $52.9 million, respectively.

The Company’s total net expenses, after income tax expense, for the three months ended March 31, 2019 and 2018 were approximately $36.7 million and $27.2 million, respectively. Total net expenses, after income tax expense, for the three months ended March 31, 2019 and 2018 consisted of approximately $19.1 million and $11.3 million, respectively, of costs associated with the Company’s borrowings and approximately $15.3 million and $13.8 million, respectively, in net management and incentive fees. Since the Company’s initial public offering (“IPO”), the base management fee calculation has deducted the borrowings under the New Mountain Finance SPV Funding, L.L.C. credit facility (the “SLF Credit Facility”). The SLF Credit Facility had historically consisted of primarily lower yielding assets at higher advance rates. As part of an amendment to the Company’s existing credit facilities with Wells Fargo Bank, National Association, the SLF Credit Facility merged with and into the New Mountain Finance Holdings, L.L.C. credit facility (the “Holdings Credit Facility”) on December 18, 2014. Post credit facility merger and to be consistent with the methodology since the IPO, New Mountain Finance Advisers BDC, L.L.C. (the “Investment Adviser”) will continue to waive management fees on the leverage associated with those assets held under revolving credit facilities that share the same underlying yield characteristics with investments that were leveraged under the legacy SLF Credit Facility, which as of March 31, 2019 and 2018 totaled approximately $632.2 million and $323.3 million, respectively. For the three months ended March 31, 2019 and 2018 management fees waived were approximately $2.5 million and $1.3 million, respectively. The Investment Adviser cannot recoup management fees that the Investment Adviser has previously waived. The Company’s net direct and indirect professional, administrative, other general and administrative and income tax expenses for the three months ended March 31, 2019 and 2018 were approximately $2.3 million and $2.1 million, respectively.

For the three months ended March 31, 2019 and 2018, the Company recorded approximately $16.4 million and ($1.9) million of net realized and unrealized gains (losses), respectively.

Liquidity and Capital Resources

As of March 31, 2019, the Company had cash and cash equivalents of approximately $65.6 million and total statutory debt outstanding of approximately $1,359.1 million4, which consisted of approximately $567.0 million of the $675.0 million of total availability on the Holdings Credit Facility, $135.0 million of the $135.0 million of total availability on the Company’s senior secured revolving credit facility (the “NMFC Credit Facility”), $50.0 million of the $100.0 million of total availability on the Company’s secured revolving credit facility (the “DB Credit Facility”), $270.3 million5 of convertible notes outstanding and $336.8 million of unsecured notes outstanding. Additionally, the Company had $165.0 million of SBA-guaranteed debentures outstanding as of March 31, 2019.

Portfolio and Asset Quality

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four. Each investment is assigned an initial rating of a “2” under the assumption that the investment is performing materially in-line with expectations. Any investment performing materially below our expectations, where the risk of loss has materially increased since the original investment, would be downgraded from the “2” rating to a “3” or a “4” rating, based on the deterioration of the investment. An investment rating of a “4” could be moved to non-accrual status and the final development could be an actual realization of a loss through a restructuring or impaired sale.

As of March 31, 2019, all investments in our portfolio had an investment rating of “1” or “2” with the exception of one portfolio company that had an investment rating of “4”. The Company’s investment in this portfolio company had an aggregate cost basis of approximately $1.5 million and an aggregate fair value of less than $0.1 million.

Recent Developments

The Company had approximately $45.2 million of originations and commitments3 since the end of the first quarter through May 1, 2019. This was offset by approximately $19.5 million of repayments3 during the same period.

On April 1, 2019, after receiving the required stockholder approval, the Company amended its Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 100,000,000 shares to 200,000,000 shares.

On April 30, 2019, the Company entered into a fourth supplement (the "Supplement") to the Company’s Amended and Restated Note Purchase Agreement, dated September 30, 2016 (the "NPA"). Pursuant to the Supplement, on April 30, 2019, the Company issued to certain institutional investors identified therein, in a private placement, $116.5 million in aggregate principal amount of 5.494% Series 2019A Notes due April 30, 2024 (the “2019A Unsecured Notes”) as an additional series of notes under the NPA. Except as set forth in the Supplement, the 2019A Unsecured Notes have the same terms as the $90.0 million in aggregate principal amount of the 5.313% Notes due May 15, 2021, the $55.0 million in aggregate principal amount of the 4.76% Series 2017A Notes due July 15, 2022, the $90.0 million in aggregate 4.870% Series 2018A Notes due January 30, 2023 and the $50.0 million in aggregate principal amount of the 5.360% Series 2018B Notes due June 28, 2023 (collectively, the “Prior Notes”) that the Company previously issued pursuant to the NPA and the first, second and third supplement thereto, respectively. The 2019A Unsecured Notes will rank equal in priority with the Company’s other unsecured indebtedness, including the Prior Notes. Interest on the 2019A Unsecured Notes will be payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2019.

On May 1, 2019, the Company’s board of directors declared a second quarter 2019 distribution of $0.34 per share payable on June 28, 2019 to holders of record as of June 14, 2019.

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[1]	Includes collateral for securities purchased under collateralized agreements to resell.
[2]

References to “YTM at Cost” assume the accruing investments, including secured collateralized agreements, in our portfolio as of a certain date, the "Portfolio Date," are purchased at cost on that date and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. YTM at Cost uses the LIBOR curves at each quarter’s respective end date. The actual yield to maturity may be higher or lower due to the future selection of LIBOR contracts by the individual companies in the Company’s portfolio or other factors.

[3]	Excludes revolving credit facilities, netbacks, payment-in-kind (“PIK”) interest, bridge loans, return of capital and realized gains / losses.
[4]	Excludes the Company’s United States (“U.S.”) Small Business Administration (“SBA”)-guaranteed debentures.
[5]	Includes premium received on additional convertible notes issued in September 2016.

Conference Call

New Mountain Finance Corporation will host a conference call at 10 a.m. Eastern Time on Tuesday, May 7, 2019, to discuss its first quarter 2019 financial results. All interested parties may participate in the conference call by dialing +1 (877) 443-9109 approximately 15 minutes prior to the call. International callers should dial +1 (412) 317-1082. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://ir.newmountainfinance.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. Following the call, you may access a replay of the event via audio webcast on our website. We will be utilizing a presentation during the conference call and we have posted the presentation to the investor relations section of our website.

New Mountain Finance Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except shares and per share data)
(unaudited)

	March 31, 2019	December 31, 2018
Assets
Investments at fair value
Non-controlled/non-affiliated investments (cost of $2,020,776 and $1,868,785, respectively)	$2,023,077	$1,861,323
Non-controlled/affiliated investments (cost of $79,423 and $78,438, respectively)	77,587	77,493
Controlled investments (cost of $393,565 and $382,503, respectively)	421,641	403,137
Total investments at fair value (cost of $2,493,764 and $2,329,726, respectively)	2,522,305	2,341,953
Securities purchased under collateralized agreements to resell (cost of $30,000 and $30,000, respectively)	23,508	23,508
Cash and cash equivalents	65,571	49,664
Interest and dividend receivable	34,370	30,081
Receivable from affiliates	575	288
Other assets	3,787	3,172
Total assets	$2,650,116	$2,448,666

Liabilities
Borrowings
Holdings Credit Facility	$567,063	$512,563
Unsecured Notes	336,750	336,750
Convertible Notes	270,273	270,301
SBA-guaranteed debentures	165,000	165,000
NMFC Credit Facility	135,000	60,000
DB Credit Facility	50,000	57,000
Deferred financing costs (net of accumulated amortization of $23,885 and $22,234, respectively)	(16,186)	(17,515)
Net borrowings	1,507,900	1,384,099
Payable for unsettled securities purchased	20,442	20,147
Interest payable	10,513	12,397
Management fee payable	8,442	8,392
Incentive fee payable	6,863	6,864
Deferred tax liability	896	1,006
Payable to affiliates	798	1,021
Other liabilities	10,983	8,471
Total liabilities	1,566,837	1,442,397
Commitments and contingencies
Net Assets
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized, none issued	–	–
Common stock, par value $0.01 per share, 100,000,000 shares authorized, 80,519,430 and 76,106,372 shares issued and outstanding, respectively	805	761
Paid in capital in excess of par	1,096,017	1,035,629
Accumulated overdistributed earnings	(13,543)	(30,121)
Total net assets	$1,083,279	$1,006,269
Total liabilities and net assets	$2,650,116	$2,448,666

Number of shares outstanding	80,519,430	76,106,372
Net asset value per share	$13.45	$13.22

New Mountain Finance Corporation
Consolidated Statements of Operations
(in thousands, except shares and per share data)
(unaudited)

	Three Months Ended
	March 31, 2019	March 31, 2018
Investment income
From non-controlled/non-affiliated investments:
Interest income	$44,457	$35,436
Dividend income	–	486
Non-cash dividend income	1,974	1,324
Other income	2,254	2,868
From non-controlled/affiliated investments:
Interest income	1,004	102
Dividend income	726	845
Non-cash dividend income	291	4,009
Other income	291	302
From controlled investments:
Interest income	2,463	1,201
Dividend income	8,457	4,239
Non-cash dividend income	2,045	1,454
Other income	229	623
Total investment income	64,191	52,889
Expenses
Incentive fee	6,863	6,434
Management fee	10,975	8,692
Interest and other financing expenses	19,146	11,290
Administrative expenses	1,095	939
Professional fees	766	694
Other general and administrative expenses	412	410
Total expenses	39,257	28,459
Less: management fees waived	(2,533)	(1,322)
Net expenses	36,724	27,137
Net investment income before income taxes	27,467	25,752
Income tax expense	17	16
Net investment income	27,450	25,736
Net realized gains:
Non-controlled/non-affiliated investments	43	206
Controlled investments	3	–
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated investments	9,763	(3,521)
Non-controlled/affiliated investments	(891)	1,809
Controlled investments	7,442	(456)
Securities purchased under collateralized agreements to resell	–	(12)
Benefit for taxes	110	82
Net realized and unrealized gains (losses)	16,470	(1,892)
Net increase in net assets resulting from operations	$43,920	$23,844
Basic earnings per share	$0.56	$0.31
Weighted average shares of common stock outstanding-basic	78,457,641	75,935,093
Diluted earnings per share	$0.49	$0.30
Weighted average shares of common stock outstanding-diluted	95,857,530	85,759,220
Distributions declared and paid per share	$0.34	$0.34

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company’s investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. The Company’s first lien debt may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose the Company to the risks associated with second lien and subordinated loans to the extent it invests in the “last out” tranche. In some cases, the investments may also include small equity interests. The Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

ABOUT NEW MOUNTAIN CAPITAL

New Mountain Capital is a New York based investment firm focused on long-term business-building and growth investments. The firm currently manages private equity, public equity, and credit funds with over $20 billion in assets under management. New Mountain seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, please visit http://www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein, except as may be required by law. All forward-looking statements speak only as of the time of this press release.

CONTACT:
New Mountain Finance Corporation
Investor Relations
Shiraz Y. Kajee, Authorized Representative
NMFCIR@newmountaincapital.com
(212) 220-3505